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                                                                 Exhibit 10.75



                                 REVOLVING NOTE

                                                          August 15, 2002

         FOR VALUE RECEIVED, TRACTOR SUPPLY COMPANY, a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of NATIONAL CITY BANK (the "LENDER"), at the office of Bank of America, N.A. (the "ADMINISTRATIVE AGENT"), as set forth in that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), dated as of August 15, 2002 among the Borrower, the Subsidiary Guarantors, the Lenders party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent (or at such other place or places as the holder of this Revolving Note may designate), the principal sum of such Lender's Revolving Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower, together with interest thereon at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. All capitalized terms used in this Revolving Note and not otherwise defined shall have the meanings provided in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Revolving
Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Revolving Note may not be assigned by the Lender to any other Person.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.



                                 TRACTOR SUPPLY COMPANY, a Delaware corporation

                                 By: /s/ Calvin B. Massmann
                                    -------------------------------------------
                                 Name: Calvin B. Massmann
                                      -----------------------------------------
                                 Title: Senior Vice President/C.F.O.
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